EXHIBIT 4.12
RENT-A-CENTER, INC.,
as Issuer,
the GUARANTORS named herein,
as Guarantors,
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee
EIGHTH SUPPLEMENTAL INDENTURE
Dated as of November 15, 2006
to
INDENTURE
Dated as of May 6, 2003
by and among
RENT-A-CENTER, INC., as Issuer,
the GUARANTORS named therein, as Guarantors,
and
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
$300,000,000
Series B
7 1/2% Senior Subordinated Notes due 2010

     This EIGHTH SUPPLEMENTAL INDENTURE, dated as of November 15, 2006, is entered into by and among Rent-A-Center, Inc., a Delaware corporation (the “Company”), Rent-A-Center East, Inc., a Delaware corporation (“RAC East”), ColorTyme, Inc., a Texas corporation (“ColorTyme”), Rent-A-Center West, Inc., a Delaware corporation (“RAC West”), Get It Now, LLC, a Delaware limited liability company (“Get It Now”), Rent-A-Center Texas, L.P., a Texas limited partnership (“RAC Texas, LP”), Rent-A-Center Texas, L.L.C., a Nevada limited liability company (“RAC Texas, LLC”), Rent-A-Center International, Inc., a Delaware corporation (“RAC International”), Rent-A-Center Addison, L.L.C., a Delaware limited liability company (“RAC Addison”), RAC National Product Service, LLC, a Delaware limited liability company (“RAC National”), RAC RR, Inc., a Delaware corporation (“RAC RR”), Rainbow Rentals, Inc., an Ohio corporation (“Rainbow”), RAC West Acquisition Sub, Inc., a Delaware corporation (“RAC West Acquisition Sub”), AAA Rent to Own, Elko, Inc., a Nevada corporation (“AAA Elko”), AAA Rent to Own, Reno, Inc., a Nevada corporation (“AAA Reno”), RAC Military Product Service, LLC, a Delaware limited liability company (“RAC Military Product Service”), RAC Military Rentals East, LLC, a Delaware limited liability company (“RAC Military East”), ColorTyme Finance, Inc., a Texas corporation (“ColorTyme Finance”), Rent-Way, Inc., a Pennsylvania corporation (“Rent-Way”), Rent-Way of Michigan, Inc., a Delaware corporation (“Rent-Way Michigan”), Rent-Way of Tomorrow, Inc., a Delaware corporation (“Rent-Way Tomorrow”), Rent-Way Developments, Inc., a Delaware corporation (“Rent-Way Developments”), Rent-Way of TTIG, L.P., an Indiana limited partnership (“Rent-Way TTIG”), dPi Teleconnect, LLC, a Delaware limited liability company (“dPi” and together with Rent-Way, Rent-Way Michigan, Rent-Way Tomorrow, Rent-Way Developments and Rent-Way TTIG, the “Rent-Way Entities”) and The Bank of New York Trust Company, N.A., a New York banking corporation, as Trustee (the “Trustee”).
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 6, 2003, as supplemented by the First Supplemental Indenture, dated December 4, 2003, the Second Supplemental Indenture, dated April 26, 2004, the Third Supplemental Indenture, dated May 7, 2004, the Fourth Supplemental Indenture, dated as of May 14, 2004, the Fifth Supplemental Indenture, dated as of June 30, 2005, the Sixth Supplemental Indenture, dated as of May 1, 2006, and the Seventh Supplemental Indenture, dated as of October 17, 2006, by and among the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, RAC West Acquisition Sub, AAA Elko, AAA Reno, RAC Military Product Service, RAC Military East, ColorTyme Finance and the Trustee (collectively, the "Indenture”), providing for the issuance of its 7 1/2% Series B Senior Subordinated Notes due 2010 (the “Notes”); and
     WHEREAS, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, RAC West Acquisition Sub, AAA Elko, AAA Reno, RAC Military Product Service, RAC Military East and ColorTyme Finance are currently Guarantors (collectively, the “Guarantors”) under the Indenture; and
     WHEREAS, RAC East has formed Vision Acquisition Corp., a Pennsylvania corporation (“Vision”) as a wholly-owned subsidiary of RAC East; and

     WHEREAS, the Company, Vision and Rent-Way are parties to that certain Agreement and Plan of Merger, dated as of August 7, 2006, whereby Vision will merge with and into Rent-Way, with Rent-Way continuing as the surviving entity (the “Merger”); and
     WHEREAS, Rent-Way Michigan and Rent-Way Tomorrow are direct wholly-owned subsidiaries of Rent-Way; and
     WHEREAS, Rent-Way Developments is a direct wholly-owned subsidiary of Rent-Way Michigan; and
     WHEREAS, Rent-Way Developments is the sole general partner of Rent-Way TTIG and Rent-Way Tomorrow is the sole limited partner of Rent-Way TTIG; and
     WHEREAS, Rent-Way directly owns a 70% membership interest in dPi; and
     WHEREAS, the Company has designated the Rent-Way Entities as Restricted Subsidiaries under the Indenture to be effective immediately upon the consummation of the Merger; and
     WHEREAS, pursuant to Section 1020 of the Indenture, the addition of the Rent-Way Entities as Guarantors is required under the Indenture; and
     WHEREAS, the Rent-Way Entities have agreed to become Guarantors by guaranteeing the obligations of the Company under the Indenture in accordance with the terms thereof; and
     WHEREAS, the Rent-Way Entities have been duly authorized to enter into, execute, and deliver this Eighth Supplemental Indenture.
     NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors, the Rent-Way Entities and the Trustee agree as follows:
SECTION 1. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.
SECTION 2. The Trustee hereby consents to the addition of the Rent-Way Entities as additional Guarantors under the Indenture. Upon the execution of this Eighth Supplemental Indenture (the "Effective Time”), the Rent-Way Entities shall become, and each of RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, RAC West Acquisition Sub, AAA Elko, AAA Reno, RAC Military Product Service, RAC Military East and ColorTyme Finance shall continue to be, a “Guarantor” under and as defined in the Indenture, and at the Effective Time, the Rent-Way Entities shall assume all the obligations of a Guarantor under the Notes and the Indenture as described in the Indenture. The Rent-Way Entities hereby unconditionally guarantee the full and prompt payment of the principal of premium, if any, and interest on the Notes and all other obligations of the Issuer and the Guarantors under the Indenture in accordance with the terms of the Notes and the Indenture.

SECTION 3. Except as expressly supplemented by this Eighth Supplemental Indenture, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants, and agreements of the Indenture and Notes issued thereunder shall remain in full force and effect.
SECTION 4. This Eighth Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.
SECTION 5. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.
SECTION 6. Any and all notices, requests, certificates, and other instruments executed and delivered after the execution and delivery of this Eight Supplemental Indenture may refer to the Indenture without making specific reference to this Eighth Supplemental Indenture, but nevertheless all such references shall include this Eighth Supplemental Indenture unless the context otherwise requires.
SECTION 7. This Eighth Supplemental Indenture shall be deemed to have become effective upon the date first above written.
SECTION 8. In the event of a conflict between the terms of this Eighth Supplemental Indenture and the Indenture, this Eighth Supplemental Indenture shall control.
SECTION 9. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, RAC West Acquisition Sub, AAA Elko, AAA Reno, RAC Military Product Service, RAC Military East, ColorTyme Finance and the Rent-Way Entities.

     IN WITNESS WHEREOF, the parties have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first above written.
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:	/s/ John C. Stohlmann
Name:	John C. Stohlmann
Title:	Vice President

RENT-A-CENTER, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
President and Chief Operating Officer

RENT-A-CENTER EAST, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

COLORTYME, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-A-CENTER WEST, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

GET IT NOW, LLC
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-A-CENTER TEXAS, L.P.
By:	Rent-A-Center East, Inc., its general partner

By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-A-CENTER TEXAS, L.L.C.
By:	/s/ Robert Reckinger
Robert Reckinger
President and Secretary

RENT-A-CENTER INTERNATIONAL, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-A-CENTER ADDISON, L.L.C.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAC NATIONAL PRODUCT SERVICE, LLC
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAC RR, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAINBOW RENTALS, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAC WEST ACQUISITION SUB, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

AAA RENT TO OWN, ELKO, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

AAA RENT TO OWN, RENO, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RAC MILITARY PRODUCT SERVICE, LLC
By:	/s/ Dave West
Dave West
Vice President

RAC MILITARY RENTALS EAST, LLC
By:	/s/ Dave West
Dave West
Vice President

COLORTYME FINANCE, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-WAY, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

DPI TELECONNECT, LLC
By:	/s/ Dwight D. Dumler
Dwight D. Dumler
Vice President

RENT-WAY OF MICHIGAN, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-WAY OF TOMORROW, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-WAY DEVELOPMENTS, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President

RENT-WAY OF TTIG, L.P.
By:	Rent-Way Developments, Inc. its general partner

By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel
Vice President